UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2008

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operation and Financial Condition.

Previously, Force Protection, Inc. (the “Company”, “we”, “us”, or “our”) filed on March 3, 2008 a Form 8-K announcing that we expected to restate our previously reported interim condensed consolidated financial statements for the three and nine month periods ended September 30, 2007 as a result of errors discovered by management during its year-end review, including errors associated with inventory purchased from a sub-contractor as a result of a contract termination.  As a result of the ongoing review of the Company’s September 30, 2007 interim and 2007 full year consolidated financial statements, the Company concluded that it is necessary to also restate the three month period ended March 31, 2007 and the three and six month periods ended June 30, 2007.

On August 28, 2008, we issued a press release announcing that the Company will restate its previously reported interim consolidated financial statements for the three month period ended March 31, 2007 and the three and six month periods ended June 30, 2007, as a result of errors associated with recognizing the value of revenue, certain accrued liabilities, inventory and deferred taxes in the proper quarterly periods.

Management presented its findings to the Company’s Audit Committee regarding its completed examination of each of the 2007 quarterly periods and management has determined that these errors create additional control deficiencies that could impact our assessment of the effectiveness of internal control over financial reporting.

As a result of management’s ongoing review and expected restatement of the historical financial statements for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007, the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 has been delayed.   For further information, please see Item 4.02 below.  We intend to file an Annual Report on Form 10-K for the year ended December 31, 2007 with the SEC on or before September 15, 2008.

We anticipate that our consolidated statement of operations included in our Annual Report on Form 10-K for the year ended December 31, 2007 will report net sales of approximately $890 million, representing an increase of over $694 million from net sales of $196 million for the year ended December 31, 2006.  The increase in net sales was primarily due to contracts awarded under the United States military’s Mine Resistant Ambush Protected (“MRAP”) vehicle program.  Although revenues increased in 2007, we expect our net income to be significantly lower than the $16.6 million of net income that we reported for the year ended December 31, 2006.

The competitive MRAP vehicle program contract awarded to us, subject to the workshare arrangement outlined in the joint venture agreement with General Dynamics Land Systems, Inc. (“GDLS”), has not been novated from us to the joint venture, Force Dynamics, LLC, as of December 31, 2007.  Therefore, as GLDS is an exclusive sub-contractor to us, we are responsible for and are required to account for and report all revenues and related costs associated with this contract.  This accounting has no effect on our overall net income, but our net sales and the cost of sales include similar amounts.  As a result of GDLS’ fulfillment as a sub-contractor of work orders for the MRAP contract, vehicles produced by GDLS are purchased by us at the sales price we sell the vehicles to the U.S. military, resulting in a zero gross profit for such sales.  Approximate amounts expected to be included in our consolidated statement of operations for the year ended December 31, 2007, related to GDLS’ participation in these contracts are as follows (in millions):

2007
Net sales	$232
Cost of sales	$232

The text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.  The information furnished pursuant to this Item 2.02 of the Current Report on Form 8-K (including the exhibit 99.1 incorporated herein by reference) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The information provided in this notice includes forward-looking statements, including statements regarding the estimated timing for the filing of the Company’s Annual Report on Form 10-K for the period ended December 31, 2007 and the restatement of our financial statements set forth in the Quarterly Reports on Form 10-Q for the three month period ended March 31, 2007, the three and six month periods ended June 30, 2007 and the three and nine month periods ended September 30, 2007; our expectation with regard to management’s evaluation of internal control over financial reporting, including management’s inability to remediate weaknesses identified in this notice; the anticipated impact of certain accounting errors and related matters on its results of operations; the Company’s expected reported revenues and expected net sales of GDLS; the scope and number of material weaknesses in internal control over financial reporting and their potential impact on the restatement process.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements.  These statements are based on beliefs and assumptions by Force Protection’s management, and on information currently available to management.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them publicly in light of new information or future events.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements.  Examples of these factors include, but are not limited to, the timing and nature of the final resolution of the accounting issues discussed in this notice; the Company’s ability to identify and remedy internal control weaknesses and deficiencies; its ability to effectively manage the risks in its business; the other factors discussed in this notice; the reaction of the marketplace to the foregoing and any further errors in accounting that the Company may find which could cause the Company to restate our financial statements for additional periods.

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We had previously announced that we will restate our previously reported interim consolidated financial statements for the three and nine month periods ended September 30, 2007 in a Form 8-K dated March 3, 2008.  Management, in consultation with the Company’s Audit Committee, had commenced an examination of prior 2007 periods’ reported interim condensed consolidated financial statements upon the discovery of errors in the previously reported three and nine month periods ended September 30, 2007.  On August 26, 2008, the Company concluded that it is necessary to restate its previously reported interim consolidated financial statements for the three month period ended March 31, 2007 and the three and six month periods ended June 30, 2007 as a result of errors discovered by management during its ongoing review of the Company’s September 30, 2007 interim and 2007 full year consolidated financial statements, including errors associated with recognizing the value of revenues, certain accrued liabilities, inventory and deferred taxes in the proper quarterly periods.

The Company reached the conclusion to restate based upon the recommendation of management and the concurrence of the Audit Committee.  We have also discussed the matters relating to the accounting errors with Grant Thornton LLP, the Company’s current independent registered public accounting firm. Therefore, the Company has determined that the Company’s interim condensed consolidated financial statements for the three month period ended March 31, 2007 in its Quarterly Report on Form 10-Q filed with the SEC on May 15, 2007 and for the three and six month periods ended June 30, 2007 in its Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007, and all public information relating to such financial statements, should also no longer be relied upon.

Accordingly, the Company’s condensed consolidated financial statements for the three month period ended March 31, 2007 and the three and six month periods ended June 30, 2007, as well as for the three and nine month periods ended September 30, 2007, should not be relied upon until the restated financial statements are filed with the SEC and the restatement information disclosed therein is fully considered.  We intend to file an Annual Report on Form 10-K for the year ended December 31, 2007 with the SEC on or before September 15, 2008.

The Company’s Audit Committee and management are evaluating the impact of the restatements of the previously issued financial statements on the Company’s assessment of the effectiveness of its internal control over financial reporting as of the applicable periods, including that as a result of the identified deficiencies, material weaknesses existed in the Company’s internal control over financial reporting and such conclusion is to be included in Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  A material weakness “is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.” Based on the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 5 (November 9, 2007), An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements, restatement of financial statements to reflect the correction of material misstatement in prior filings with the SEC is an indicator, in addition to the material weakness described above, of the existence of a “material weakness” in the design or operation of internal control over financial reporting.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Press release dated August 28, 2008 entitled “Force Protection to Restate Interim Consolidated Financial Statements for First and Second Quarter 2007.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: August 28, 2008
/s/ Michael Moody
(Signature)
Name: Michael Moody
Title: President & Chief Executive Officer

EXHIBIT LIST

Exhibit	Description

99.1	Press release dated August 28, 2008 entitled “Force Protection to Restate Interim Consolidated Financial Statements for First and Second Quarter 2007.”